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                                                                 EXHIBIT 3.32.01


                     ARTICLES OF AMENDMENT TO THE CHARTER OF
                          CCM PUBLICATIONS, INC. TO THE
                            SECRETARY OF STATE OF THE
                               STATE OF TENNESSEE

      Pursuant to the provisions of section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Charter:

      1.    The name of the Corporation is CCM Publications, Inc.

      2. The text of the Amendment adopted is as follows: The name of the Corporation shall be changed to CCM Communications, Inc.

      3.    The Amendment was adopted on March 20, 1992.

      4.    The Amendment was duly adopted by the Shareholders and Directors.

Dated as of March 20, 1992.                CCM PUBLICATIONS, INC.

                                           By: /s/ JOHN W. STYLL
                                               ---------------------------------
                                               John W. Styll, President